FIRST FINANCIAL HOLDINGS, INC.

34 Broad Street - Charleston, S.C. 29401

843-529-5933 - FAX: 843-529-5929

NEWS	NEWS	NEWS	NEWS

Contact:	Phyllis B. Ainsworth
Vice President and
Corporate Secretary
(843) 529-5931

FIRST FINANCIAL HOLDINGS, INC.

RANKED 21ST IN TOP 100 MID-SIZE BANKS AND THRIFTS

Charleston, South Carolina (June 17, 2002) -- First Financial Holdings, Inc. (First Financial) (Nasdaq: FFCH) is pleased to announce that U. S. Banker Magazine, in releasing its performance rankings on the top 100 mid-size banks and thrifts (Assets $1.8 billion to $5 billion), included First Financial as 21st. First Financial is the largest thrift holding company in South Carolina and the only mid-size South Carolina financial institution included in the top 100.

The rankings as of December 31, 2001 and published in the June, 2002 issue, are based on return on average equity (ROAE); change in ROAE from the average of previous four years; percent change in stock price during 2001; change in per share earnings after extraordinary items from the average of the previous four years; and the capital ratio at 12/31/01. Raw data was supplied by Sheshunoff Information Services.

A. Thomas Hood, President and CEO, commented: "We enjoyed our fifth consecutive year of record earnings in fiscal 2001 and anticipate business in fiscal 2002 will produce another record year. Earnings per share growth neared 12% in 2001 and we expect double digit earnings per share growth in fiscal 2002. We are pleased with this recognition by U. S. Banker.

"The June 2002 ABA Banking Journal also placed First Financial in the top 100 of Banking's Top Performers for 2002. Their selection criteria was based on 2001 Return on Equity for publicly held bank holding companies, banks, thrifts and specialty lenders with assets over $1 billion.

"Recognition of First Financial by these industry-prestigious publications is very satisfying to the Company. It reflects the outstanding efforts of our experienced and focused directors, management and staff in the attractive markets of the coastal Carolinas."

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First Financial Holdings, Inc.

June 17, 2002

First Financial is the multiple thrift holding company of First Federal Savings and Loan Association of Charleston and Peoples Federal Savings and Loan Association of Conway. The Associations operate a total of 44 offices located in the Charleston Metropolitan area, Horry, Georgetown, Florence and Beaufort counties in South Carolina and Brunswick County in coastal North Carolina. The Company also provides brokerage, trust and insurance services through First Southeast Investor Services, First Southeast Fiduciary and Trust Services and First Southeast Insurance Services. For additional information about First Financial, please visit our web site at www.firstfinancialholdings.com.

This release contains statements about the Company's future results and may constitute forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by the use of such words as "believe," "may," "expect," "planned," "anticipated" and "potential." We have used forward-looking statements to describe future plans and strategies, including our expectations of the Company's future financial results. These forward-looking statements are based on current expectations and the current economic environment. Management's ability to predict results or the effect of future plans or strategies is inherently uncertain. Factors which could cause actual results to differ materially include, but are not limited to, general and local economic conditions, changes in interest rates, deposit flows, demand for mortgages and other loans, real estate value, competition, changes in accounting principles, practices, policies or guidelines, changes in legislation or regulation, and other economic, competitive, governmental, regulatory and technological factors effecting operations, pricing, products and services. Accordingly, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements.

Such forward-looking statements may include projections. Such projections were not prepared in accordance with published guidelines of the American Institute of Certified Public Accountants or the SEC regarding projections and forecasts, nor have such projections been audited, examined or otherwise reviewed by independent auditors of the Company. In addition, such projections are based upon many estimates and inherently subject to significant economic and competitive uncertainties and contingencies, many of which are beyond the control of management of the Company. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by the Company that the projections will prove to be correct. The Company does not undertake to update any forward-looking statement that may be made on behalf of the Company.